Exhibit 99.1

Net 1 Reports Third Quarter 2022 Results

JOHANNESBURG, May 10, 2022 - Net 1 UEPS Technologies, Inc. (Nasdaq: UEPS; JSE: NT1) today released results for the third fiscal quarter ended March 31, 2022.

Highlights:

  Revenue increased to $35.2 million, up 27% in rand terms and 22% in dollar terms, underpinned by stronger merchant revenue;
  After normalizing for $5.9 million of once off restructuring fees, Segment Adjusted EBITDA (before corporate/eliminations) improved to $0.3 million income from a $10.7 million loss in the comparable quarter, driven by increased revenue in our merchant segment and continued execution on cost saving initiatives;
  Over $19.2 million (ZAR 300 million) in annualized Project Spring savings targeted in 2023 financial year;
  GAAP EPS improved 48% to $(0.06) and Fundamental EPS improved 79% to $(0.05);
  Connect Group acquisition closed post quarter end on April 14, 2022; and
  Shareholders vote in favor of Net1 changing its name to Lesaka Technologies, Inc.

Lesaka Group CEO Chris Meyer notes: "We are encouraged by the results we achieved this quarter, with a marked improvement in our performance, positively influenced by the recovery in our merchant division and delivery on the turnaround in our consumer financial services division. Notably, we launched our new brand identity, Lesaka, which authentically represents our commitment to the local communities we serve and our mission of improving lives by driving widespread financial inclusion. Having successfully completed the transformational Connect Group acquisition, our combined unique ecosystem, positively positions us to provide innovative essential financial services to previously underserved consumers and merchants across Southern Africa and to benefit from secular growth opportunities especially in the high growth informal merchant market."

Summary Financial Metrics

Three months ended

	Three months ended
	Mar 31, 2022	Mar 31, 2021	Dec 31, 2021	Q3 '22 vs Q3 '21	Q3 '22 vs Q2 '22	Q3 '22 vs Q3 '21	Q3 '22 vs Q2 '22
(All figures in USD '000s except per share data)	USD '000's (except per share data)			% change in USD		% change in ZAR
Revenue	35,202	28,828	31,114	22%	13%	27%	15%
GAAP operating loss	(9,421)	(14,292)	(9,427)	(34%)	(0%)	(31%)	1%
Adjusted EBITDA loss(1)	(2,870)	(12,823)	(7,059)	(78%)	(59%)	(77%)	(59%)
GAAP loss per share ($)	(0.06)	(0.11)	(0.22)	(48%)	(73%)	(45%)	(73%)
Fundamental loss per share ($)(1)	(0.05)	(0.24)	(0.13)	(79%)	(62%)	(78%)	(61%)
Fully-diluted shares outstanding ('000's)	57,791	56,921	57,204	2%	1%	n/a	n/a
Average period USD / ZAR exchange rate	15.61	14.96	15.38	4%	2%	n/a	n/a

Nine months ended

	Nine months ended		F2022 vs F2021	F2022 vs F2021
	Mar 31, 2022	Mar 31, 2021
(All figures in USD '000s except per share data)	USD '000's (except per share data)		% change in USD	% change in ZAR
Revenue	100,820	96,269	5%	(3%)
GAAP operating loss	(30,073)	(40,272)	(25%)	(31%)
Adjusted EBITDA loss(1)	(20,016)	(34,699)	(42%)	(46%)
GAAP loss per share ($)	(0.50)	(0.70)	(28%)	(33%)
Fundamental loss per share ($)(1)	(0.40)	(0.69)	(42%)	(46%)
Fully-diluted shares outstanding ('000's)	57,322	56,895	1%	n/a
Average period USD / ZAR exchange rate	14.99	16.12	(7%)	n/a

(1) Adjusted EBITDA loss, fundamental loss and fundamental loss per share are non-GAAP measures and are described below under "Use of Non-GAAP Measures-EBITDA and Adjusted EBITDA, and -Fundamental net (loss) income and fundamental (loss) earnings per share." See Attachment B for a reconciliation of GAAP operating loss to EBITDA loss and Adjusted EBITDA loss, and GAAP net loss to fundamental net loss and loss per share.

Factors impacting comparability of our Q3 2022 and Q3 2021 results

• Higher revenue: Our revenues increased 27% in ZAR primarily due to an increase in hardware sales, an increase in merchant transaction processing fees, and moderate increases in lending and insurance revenues, which was partially offset by lower prepaid airtime sales;

• Lower operating losses: Operating losses decreased, delivering an improvement of 31% in ZAR compared with the prior period primarily due to an increase in revenue, the closure of the loss-making IPG operations and the implementation of various cost reduction initiatives in our Consumer business. During the quarter, we recorded a reorganization charge of $5.9 million related to the retrenchment process we commenced in January 2022; and

• Foreign exchange movements: The U.S. dollar was 4% stronger against the ZAR during the third quarter of fiscal 2022, which impacted our reported results.

Results of Operations by Segment and Liquidity

Consumer

Segment revenue was $16.4 million in Q3 2022, up 6% compared with Q3 2021, and flat compared with Q2 2022 on a constant currency basis. Segment revenue increased primarily due to higher lending and insurance revenues and moderately higher account holder fees. We embarked on a retrenchment process during Q3 2022 and recorded an expense of $5.9 million which is included in the Segment EBITDA loss. Segment EBITDA loss has decreased primarily due to the implementation of various cost reduction initiatives. Our EBITDA loss margin (calculated as EBITDA loss divided by revenue) for Q3 2022 and 2021 was (41.8%) and (46.9%), respectively.

The table below presents EBITDA for our Consumer operating segment and illustrates EBITDA for Q3 2022 including and excluding the reorganization costs:

	In United States dollars			In South African Rand
	Three months ended March 31,			Three months ended March 31,
	2022	2021	% change	2022	2021	% change
Operating Segment	USD '000	USD '000		ZAR '000	ZAR '000
EBITDA:
Consumer	(6,866)	(7,610)	(10%)	(107,191)	(113,827)	(6%)
Reorganization costs	5,852	-	nm	91,361	-	nm
Consumer excluding reorganization costs	(1,014)	(7,610)	(87%)	(15,830)	(113,827)	(86%)
EBITDA margin:
Consumer	(42%)	(47%)		(42%)	(47%)
Consumer excluding reorganization costs	(6%)	(47%)		(6%)	(47%)

Merchant

Segment revenue was $18.5 million in Q3 2022, up 58% compared with Q3 2021 and up 33% compared to Q2 2022 on a constant currency basis. Segment revenue increased year on year due to an increase in hardware sales and processing fees, which was partially offset by fewer prepaid airtime sales. The increase in segment EBITDA is primarily due to the increase in hardware sales. Our EBITDA margin for Q3 2022 and 2021 was 6.9% and 2.2%, respectively.

Other

Other includes the activities of IPG in fiscal 2021 and our other business outside South Africa, principally Botswana.

Segment revenue decreased due to lower revenue following the closure of IPG in fiscal 2021. We recorded an EBITDA contribution during the third quarter of fiscal 2022 following the closure of our loss-making activities performed through IPG.

Corporate/Eliminations

Our corporate expenses generally include acquisition-related intangible asset amortization; expenses incurred related to corporate actions; expenditures related to compliance with the Sarbanes-Oxley Act of 2002; non-employee directors' fees; certain employee and executive bonuses; stock-based compensation; legal fees; audit fees; directors and officer's insurance premiums; elimination entries; and from fiscal 2022 our group CEO's compensation.

Our corporate expenses for fiscal 2022 increased compared with the prior period due to higher employee costs, an increase in director and officer's insurance premiums, and higher stock-based compensation charges. Fiscal 2021 includes an unrealized foreign exchange gain of $0.6 million which also impacts comparability. Our corporate expenses for fiscal 2022 includes transaction related expenses of $0.1 million (ZAR 1.8 million) related to the Connect Group acquisition. We expect to incur additional expenses related to the Connect Group transaction in Q4 2022.

Cash flow and liquidity

At March 31, 2022, our cash and cash equivalents were $183.7 million and comprised of U.S. dollar-denominated balances of $11.3 million, ZAR-denominated balances of ZAR 2.5 billion ($169.9 million), and other currency deposits, primarily Botswana pula, of $2.4 million, all amounts translated at exchange rates applicable as of March 31, 2022. The decrease in our unrestricted cash balances from June 30, 2021 was primarily due to utilization of cash reserves to fund our operations and payment of reorganization costs, which was partially offset by the receipt of $7.5 million related to the sale of Bank Frick in fiscal 2021 and a $3.7 million gain on foreign currency options.

Adopting a new brand and identity

As we embarked on creating a world class financial technology platform and repositioning ourselves for growth, it became evident we required a new identity that would resonate with our customers and employees. It was important for our new identity to authentically express our commitment to the local communities we serve and our ambition to drive financial inclusion by giving ordinary people and small businesses access to essential financial services.

For thousands of years livestock have been seen as a symbol of security, community and wealth and protecting one's livestock was central to preserving the dignity and pride of a community. To ensure the best possible protection, an enclosure commonly known as a "kraal" in South Africa, was built in the center of the community. A kraal is seen as the social and economic heart of a village and only the most reliable people are entrusted with its care and protection. The word Lesaka means Kraal in Setswana and Sesotho, two of South Africa's official languages, and it was agreed by our shareholders that the existing company name Net1, should change to Lesaka, which aptly represents our new group and its vision.

As Lesaka, we are on a mission to build and protect the financial wellbeing of our communities and our intention is to protect the vulnerable and underserved, by providing widespread access to essential financial services.

Changing our name will mean that our tickers will change to LSAK on the NasdaqGS and LSK on the JSE, effective May 18, 2022.

Webcast and Conference Call

Net1 will host a webcast and conference call to review results on May 11, 2022, at 8:00 a.m. Eastern Time.

Participants now have the option to either:

  Watch the live results presentation by webcast using the webcast link below; or
  Listen to an audio only broadcast of the results, using the conference call information below.

Webcast information:

The results webcast can be accessed by using the following webcast link:

https://78449.themediaframe.com/links/net1220510.html.

Participants who want to submit their questions real-time will be able to do so utilizing the question functionality included in this link.

Conference call information:

The conference call can be accessed either through pre-registering for the call or dialing in real time. Participants will be given the opportunity to ask their questions through the conference call facility.

Pre-register:

Participants can pre-register for the May 11, 2022, conference call by using the following link:

https://services.choruscall.za.com/DiamondPassRegistration/register?confirmationNumber=5271444&linkSecurityString=adee45774. Participants utilizing this pre-registration service will receive their dial-in number and unique pin upon registration.

Real time dial in:

For those participants who do not pre-register, you can dial +1 508 924 4326 (US and Canada), +44 333 300 1418 (U.K. only) or +27 11 535 3600 (South Africa only) ten minutes prior to the start of the call. Callers should request "Net1 call" upon dial-in.

A replay of the results presentation webcast will be available on the Net1 investor relations website.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of EBITDA, adjusted EBITDA, fundamental net (loss) income and fundamental (loss) earnings per share and headline (loss) earnings per share are non-GAAP measures.

Operating income before depreciation and amortization and adjusted EBITDA

Operating income before depreciation and amortization is GAAP operating (loss) income adjusted for depreciation and amortization. Adjusted EBITDA is earnings before interest, tax, depreciation and amortization ("EBITDA"), adjusted for unusual non-recurring items, costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net loss and fundamental loss per share

Fundamental net loss and loss per share is GAAP net loss and loss per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), stock-based compensation charges, and unusual non-recurring items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net loss and loss per share for fiscal 2022 also includes adjustments for a gain related to fair value adjustments in respect of currency options, reorganization costs incurred, a gain on disposal of equity securities and a loss on disposal of equity-accounted investments.

Fundamental net loss and loss per share for fiscal 2021 also includes adjustments related to changes in the fair value of equity securities, loss on disposal of equity-accounted investments, impairment losses related to an equity-accounted investment and the deferred tax liability reversal related to the impairment of the equity-accounted investment.

Management believes that the EBITDA, adjusted EBITDA, fundamental net (loss) income and (loss) earnings per share metrics enhance its own evaluation, as well as an investor's understanding, of our financial performance. Attachment B presents the reconciliation between GAAP operating income and EBITDA and adjusted EBITDA; and GAAP net (loss) income and (loss) earnings per share and fundamental net (loss) income and (loss) earnings per share.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment losses related to our equity-accounted investments and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and H(L)EPS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Net1

Net1 is a leading South African financial technology company that utilizes its proprietary banking and payment technology to deliver financial services to consumers (B2C) and merchants (B2B) in Southern Africa. Net1's mission is to drive true financial inclusion for both consumers and merchants through offering affordable financial services to the previously underserved sectors of the economy. Net1 offers banking, lending and insurance products to consumers and cash management solutions, bill payment technology, value added services, growth capital and card acquiring solutions to formal and informal Southern African retail merchants.

Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties. A discussion of various factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. We undertake no obligation to revise any of these statements to reflect future events.

Investor Relations Contact:
Partner - ICR

Email: net1IR@icrinc.com

Media Relations Contact:

Janine Bester Gertzen

Email: Janine@thenielsennetwork.com

NET 1 UEPS TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

	Unaudited		Unaudited
	Three months ended		Nine months ended
	March 31,		March 31,
	2022	2021	2022	2021
	(In thousands)		(In thousands)
REVENUE	$35,202	$28,828	$100,820	$96,269
EXPENSE
Cost of goods sold, IT processing, servicing and support	23,008	23,096	67,795	73,895
Selling, general and administration	15,184	18,892	53,372	59,517
Depreciation and amortization	463	1,132	2,084	3,129
Reorganization costs	5,852	-	5,852	-
Transaction costs related to Connect Group acquisition	116	-	1,790	-
OPERATING LOSS	(9,421)	(14,292)	(30,073)	(40,272)
CHANGE IN FAIR VALUE OF EQUITY SECURITIES	-	10,814	-	25,942
GAIN RELATED TO FAIR VALUE ADJUSTMENT TO CURRENCY OPTIONS	6,120	-	3,691	-
LOSS ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT	346	-	346	13
GAIN ON DISPOSAL OF EQUITY SECURITIES	720	-	720	-
LOSS ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT - BANK FRICK	-	472	-	472
INTEREST INCOME	761	606	1,463	1,934
INTEREST EXPENSE	691	744	2,272	2,168
LOSS BEFORE INCOME TAX EXPENSE	(2,857)	(4,088)	(26,817)	(15,049)
INCOME TAX EXPENSE	470	2,171	754	4,549
NET LOSS BEFORE EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	(3,327)	(6,259)	(27,571)	(19,598)
EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	-	55	(1,156)	(20,098)
NET LOSS ATTRIBUTABLE TO NET1	(3,327)	(6,204)	(28,727)	(39,696)
Net loss per share, in United States dollars:
Basic loss attributable to Net1 shareholders	$(0.06)	$(0.11)	$(0.50)	$(0.70)
Diluted loss attributable to Net1 shareholders	$(0.06)	$(0.11)	$(0.50)	$(0.70)

NET 1 UEPS TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Balance Sheets

	Unaudited	(A)
	March 31,	June 30,
	2022	2021
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$183,712	$198,572
Restricted cash	56,336	25,193
Accounts receivable, net of allowance of - March: $454; June: $267 and other receivables	24,435	26,583
Finance loans receivable, net of allowance of - March: $2,466; June: $2,349	22,196	21,142
Inventory	22,104	22,361
Total current assets before settlement assets	308,783	293,851
Settlement assets	364	466
Total current assets	309,147	294,317
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - March: $37,708; June: $38,535	5,851	7,492
OPERATING LEASE RIGHT-OF-USE	3,375	4,519
EQUITY-ACCOUNTED INVESTMENTS	7,275	10,004
GOODWILL	28,661	29,153
INTANGIBLE ASSETS, net of accumulated amortization of - March: $14,388; June: $16,403	298	357
DEFERRED INCOME TAXES	1,066	622
OTHER LONG-TERM ASSETS, including reinsurance assets	77,992	81,866
TOTAL ASSETS	433,665	428,330
LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	45,678	14,245
Accounts payable	5,102	7,113
Other payables	27,187	27,588
Operating lease liability - current	2,232	2,822
Income taxes payable	695	256
Total current liabilities before settlement obligations	80,894	52,024
Settlement obligations	364	466
Total current liabilities	81,258	52,490
DEFERRED INCOME TAXES	10,408	10,415
OPERATING LEASE LIABILITY - LONG TERM	1,345	1,890
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	2,695	2,576
TOTAL LIABILITIES	95,706	67,371
REDEEMABLE COMMON STOCK	84,979	84,979
EQUITY
NET1 EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: March: 57,921,062; June: 56,716,620	80	80
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: March: -; June: -	-	-
ADDITIONAL PAID-IN-CAPITAL	304,430	301,959
TREASURY SHARES, AT COST: March: 24,891,292; June: 24,891,292	(286,951)	(286,951)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(142,465)	(145,721)
RETAINED EARNINGS	377,886	406,613
TOTAL NET1 EQUITY	252,980	275,980
NON-CONTROLLING INTEREST	-	-
TOTAL EQUITY	252,980	275,980
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$433,665	$428,330

(A) Derived from audited consolidated financial statements.

NET 1 UEPS TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

	Unaudited		Unaudited
	Three months ended		Nine months ended
	March 31,		March 31,
	2022	2021	2022	2021
	(In thousands)		(In thousands)
Cash flows from operating activities
Net loss	$(3,327)	$(6,204)	$(28,727)	$(39,696)
Depreciation and amortization	463	1,132	2,084	3,129
Impairment loss	(27)	-	198	-
Movement in allowance for doubtful accounts receivable	91	299	1,217	913
Interest payable	(97)	(25)	(199)	(46)
Unrealized (gain) loss related to fair value adjustment to currency options	(2,391)	-	38	-
Fair value adjustment related to financial liabilities	(152)	(475)	(476)	1,201
Gain on disposal of equity securities	(720)	-	(720)	-
Loss on disposal of equity-accounted investment	346	-	346	13
Loss on disposal of equity-accounted investment - Bank Frick	-	472	-	472
(Earnings) Loss from equity-accounted investments	-	(55)	1,156	20,098
Movement in allowance for doubtful loans	-	-	-	739
Change in fair value of equity securities	-	(10,814)	-	(25,942)
(Profit) Loss on disposal of property, plant and equipment	(1,077)	(142)	(2,598)	600
Stock-based compensation charge	614	245	1,711	876
Dividends received from equity accounted investments	-	-	137	125
(Increase) Decrease in accounts receivable and finance loans receivable	(687)	5,786	(2,966)	4,230
(Increase) Decrease in inventory	(181)	428	(27)	2,642
(Decrease) Increase in accounts payable and other payables	(1,913)	(894)	(1,668)	(4,393)
Increase (Decrease) in taxes payable	395	(160)	444	(15,498)
(Decrease) Increase in deferred taxes	(112)	2,153	(458)	424
Net cash used in operating activities	(8,775)	(8,254)	(30,508)	(50,113)
Cash flows from investing activities
Capital expenditures	(834)	(649)	(1,721)	(3,947)
Proceeds from disposal of property, plant and equipment	1,538	254	3,529	345
Proceeds from disposal of equity securities	720	-	720	-
Proceeds from disposal of equity-accounted investment	819	-	819	-
Proceeds from disposal of equity-accounted investment - Bank Frick	-	18,568	7,500	18,568
Proceeds from disposal of Net1 Korea, net of cash disposed	-	-	-	20,114
Proceeds from disposal of DNI as equity-accounted investment	-	-	-	6,010
Loan to equity-accounted investment	-	-	-	(1,238)
Repayment of loans by equity-accounted investments	-	-	-	134
Net change in settlement assets	5	745	102	6,190
Net cash provided by investing activities	2,248	18,918	10,949	46,176
Cash flows from financing activities
Proceeds from bank overdraft	95,048	55,280	406,398	261,759
Repayment of bank overdraft	(100,832)	(103,195)	(372,508)	(268,303)
Proceeds from issue of shares	20	35	759	53
Proceeds from disgorgement of shareholders' short-swing profits	-	-	-	124
Net change in settlement obligations	(5)	(745)	(102)	(6,190)
Net cash (used in) provided by financing activities	(5,769)	(48,625)	34,547	(12,557)
Effect of exchange rate changes on cash	12,200	(2,263)	1,295	10,839
Net (decrease) increase in cash, cash equivalents and restricted cash	(96)	(40,224)	16,283	(5,655)
Cash, cash equivalents and restricted cash - beginning of period	240,144	267,054	223,765	232,485
Cash, cash equivalents and restricted cash - end of period	$240,048	$226,830	$240,048	$226,830

Net 1 UEPS Technologies, Inc.

Attachment A

Operating segment revenue, operating (loss) income and operating (loss) margin:

Three months ended March 31, 2022 and 2021 and June 30, 2021

	Three months ended			Change - actual		Change - constant exchange rate(2)
Key segmental data, in '000, except margins	Mar 31, 2022	Mar 31, 2021	Dec 31, 2021	Q3 '22 vs Q3 '21	Q3 '22 vs Q2 '22	Q3 '22 vs Q3 '21	Q3 '22 vs Q2 '22
Revenue:
Consumer	$16,429	$16,236	$16,639	1%	(1%)	6%	0%
Merchant	18,478	12,171	14,102	52%	31%	58%	33%
Other	397	421	396	(6%)	0%	(2%)	2%
Subtotal: Operating segments	35,304	28,828	31,137	22%	13%	28%	15%
Intersegment eliminations	(102)	-	(23)	nm	343%	nm	350%
Consolidated revenue	$35,202	$28,828	$31,114	22%	13%	27%	15%
Segment Adjusted EBITDA
Consumer(1)	$(6,866)	$(7,610)	$(4,551)	(10%)	51%	(6%)	53%
Merchant	1,271	273	795	366%	60%	386%	62%
Other	87	(3,315)	123	nm	(29%)	nm	(28%)
Total Segment Adjusted EBITDA	(5,508)	(10,652)	(3,633)	(48%)	52%	(46%)	54%
Corporate/Eliminations	(2,560)	(1,404)	(4,235)	82%	(40%)	90%	(39%)
Subtotal	(8,068)	(12,056)	(7,868)	(33%)	3%	nm	nm
Less: Lease adjustments	890	1,104	833	(19%)	7%	nm	nm
Less: Depreciation and amortization	463	1,132	726	(59%)	(36%)	nm	nm
Consolidated operating loss	$(9,421)	$(14,292)	$(9,427)	(34%)	(0%)	(31%)	1%
Segment Adjusted EBITDA (loss) margin (%)
Consumer	(41.8%)	(46.9%)	(27.4%)
Merchant	6.9%	2.2%	5.6%
Other	21.9%	(787.4%)	31.1%
Consolidated EBITDA (loss) margin	(26.8%)	(49.6%)	(30.3%)

(1) - Consumer Segment Adjusted EBITDA for Q3 2022, includes reorganization costs of $5.9 million.

(2) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during Q3 2022 also prevailed during Q3 2021 and Q2 2022.

Nine months ended March 31, 2022 and 2021

			Change - actual	Change - constant exchange rate(2)
	Nine months ended March 31,		F2021 vs F2020	F2021 vs F2020
Key segmental data, in '000, except margins	2021	2020
Revenue:
Consumer	$50,232	$47,867	5%	(2%)
Merchant	49,652	45,623	9%	1%
Other	1,220	2,855	(57%)	(60%)
Subtotal: Operating segments	101,104	96,345	5%	(2%)
Intersegment eliminations	(284)	(76)	274%	247%
Consolidated revenue	$100,820	$96,269	5%	(3%)
Segment Adjusted EBITDA
Consumer(1)	$(20,871)	$(19,395)	8%	0%
Merchant	3,951	4,471	(12%)	(18%)
Other	353	(10,285)	nm	nm
Total Segment Adjusted EBITDA	(16,567)	(25,209)	(34%)	(39%)
Corporate/Eliminations	(8,775)	(8,943)	(2%)	(9%)
Subtotal	(25,342)	(34,152)	(26%)	nm
Less: Lease adjustments	2,647	2,991	(12%)	nm
Less: Depreciation and amortization	2,084	3,129	(33%)	nm
Consolidated operating loss	$(30,073)	$(40,272)	(25%)	(31%)
Segment Adjusted EBITDA (loss) margin (%)
Consumer	(41.5%)	(40.5%)
Merchant	8.0%	9.8%
Other	28.9%	(360.2%)
Consolidated EBITDA (loss) margin	(29.8%)	(41.8%)

(1) - Consumer Segment Adjusted EBITDA for fiscal 2022, includes reorganization costs of $5.9 million.

(2) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during the year to date fiscal 2022 also prevailed during the year to date fiscal 2021.

Earnings (Loss) from equity-accounted investments:

The table below presents the relative earnings (loss) from our equity-accounted investments:

	Three months ended March 31,			Nine months ended March 31,
	2022	2021	% change	2022	2021	% change
Bank Frick	$-	$177	nm	$-	$1,156	nm
Share of net income	-	177	nm	-	1,156	nm
Finbond	-	-	nm	(1,156)	(20,267)	(94%)
Share of net loss	-	-	nm	(1,156)	(2,617)	(56%)
Impairment	-	-	nm	-	(17,650)	nm
Other	-	(122)	nm	-	(987)	nm
Share of net loss	-	(122)	nm	-	(439)	nm
Impairment	-	-	nm	-	(548)	nm
Earnings (Loss) from equity-accounted investments	$-	$55	nm	$(1,156)	$(20,098)	(94%)

Net 1 UEPS Technologies, Inc.

Attachment B

Reconciliation of GAAP operating loss to EBITDA loss and adjusted EBITDA loss:

Three and nine months ended March 31, 2022 and 2021

	Three months ended March 31,		Nine months ended March 31,
	2022	2021	2022	2021
Operating loss - GAAP	$(9,421)	$(14,292)	$(30,073)	$(40,272)
Depreciation and amortization	463	1,132	2,084	3,129
Operating loss before depreciation and amortization	(8,958)	(13,160)	(27,989)	(37,143)
Reorganization costs	5,852	-	5,852	-
Allowance for doubtful EMI loans receivable	-	-	-	739
Transaction costs	236	337	2,121	1,705
Adjusted EBITDA loss	$(2,870)	$(12,823)	$(20,016)	$(34,699)

Reconciliation of GAAP net loss and loss per share, basic, to fundamental net loss and loss per share, basic:

Three months ended March 31, 2022 and 2021

	Net (loss) income (USD '000)		(L)PS, basic (USD)		Net (loss) income (ZAR '000)		(L)PS, basic (ZAR)
	2022	2021	2022	2021	2022	2021	2022	2021
GAAP	(3,327)	(6,204)	(0.06)	(0.11)	(51,940)	(92,796)	(0.90)	(1.63)

Gain related to fair value adjustment to currency options	(6,120)	-			(95,545)	-
Reorganization costs, net of tax	5,852	-			91,361	-
Transaction costs	236	337			3,684	5,041
Stock-based compensation charge	614	245			9,586	3,665
Gain on disposal of equity securities	(720)	-			(11,241)	-
Loss on sale of equity-accounted investment	346	-			5,402	-
Intangible asset amortization, net	11	66			184	990
Change in fair value of equity securities, net	-	(8,543)			-	(127,783)
Loss on disposal of equity-accounted investment - Bank Frick	-	472			-	7,060
Fundamental	(3,108)	(13,627)	(0.05)	(0.24)	(48,509)	(203,823)	(0.84)	(3.60)

Nine months ended March 31, 2022 and 2021

	Net (loss) income (USD '000)		(L) EPS, basic (USD)		Net (loss) income (ZAR '000)		(L)EPS, basic (ZAR)
	2022	2021	2022	2021	2022	2021	2022	2021
GAAP	(28,727)	(39,696)	(0.50)	(0.70)	(430,545)	(639,798)	(7.51)	(11.27)
Reorganization costs, net of tax	5,852	-			87,706	-
Gain related to fair value adjustment to currency options	(3,691)	-			(55,319)	-
Transaction costs	2,120	1,705			31,774	27,480
Stock-based compensation charge	1,711	876			25,644	14,119
Gain on disposal of equity securities	(720)	-			(10,791)	-
Loss on sale of equity-accounted investment	346	13			5,186	210
Intangible asset amortization, net	38	184			551	2,971
Change in fair value of equity securities, net	-	(20,494)			-	(330,313)
Impairment of equity method investments	-	18,198			-	281,729
Reversal of deferred taxes related to impairment of equity method investment	-	(1,353)			-	(22,633)
Allowance for doubtful EMI loans receivable	-	739			-	11,911
Loss on disposal of equity-accounted investment - Bank Frick	-	472			-	7,607
Fundamental	(23,071)	(39,356)	(0.40)	(0.69)	(345,794)	(646,717)	(6.03)	(11.39)

Net 1 UEPS Technologies, Inc.

Attachment C

Reconciliation of net loss used to calculate loss per share basic and diluted and headline loss per share basic and diluted:

Three months ended March 31, 2022 and 2021

	2022	2021
Net loss (USD'000)	(3,327)	(6,204)
Adjustments:
Gain on disposal of equity securities	(720)	-
Loss on sale of equity-accounted investment	346	-
Loss on disposal of equity-accounted investment - Bank Frick	-	430
Impairment loss	(27)	-
Profit on sale of property, plant and equipment	(1,077)	(142)
Tax effects on above	302	40
Net loss used to calculate headline loss (USD'000)	(4,503)	(5,876)
Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	57,791	56,646
Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	57,791	56,921
Headline loss per share:
Basic, in USD	(0.08)	(0.10)
Diluted, in USD	(0.08)	(0.10)

Nine months ended March 31, 2022 and 2021

	2022	2021
Net loss (USD'000)	(28,727)	(39,696)
Adjustments:
Gain on disposal of equity securities	(720)	-
Loss on sale of equity-accounted investment	346	-
Impairment loss	198	-
Impairment of equity method investments	-	18,198
Loss on disposal of equity-accounted investment - Bank Frick	-	430
Impairment loss	198	-
(Profit) Loss on sale of property, plant and equipment	(2,598)	600
Tax effects on above	727	(1,521)
Net loss used to calculate headline loss (USD'000)	(30,774)	(21,989)
Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	57,322	56,803
Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	57,322	56,895
Headline loss per share:
Basic, in USD	(0.54)	(0.39)
Diluted, in USD	(0.54)	(0.39)

Calculation of the denominator for headline diluted loss per share

	2022	2021	2022	2021
Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	57,791	56,646	57,322	56,803
Effect of dilutive securities under GAAP	-	275	-	92
Denominator for headline diluted loss per share	57,791	56,921	57,322	56,895

Weighted average number of shares used to calculate headline diluted loss per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully-diluted shares outstanding to calculate headline diluted loss per share because we do not use the two-class method to calculate headline diluted loss per share.